UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2008

Neuro-Hitech, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33426	20-4121393
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 1503, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-1215
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on February 22, 2008, Neuro-Hitech, Inc., a Delaware corporation (the “Company”), received notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company’s market value of its listed securities was below the $35,000,000 minimum required by Marketplace Rule 4310(c)(3)(B). Therefore, in accordance with Marketplace Rule 4310(c)(8)(C), the Company was given 30 calendar days, or until March 20, 2008, to regain compliance.

On March 24, 2008, NASDAQ notified the Company that it had not regained compliance in accordance with Marketplace Rule 4310(c)(8)(C) and that the Company’s securities will be delisted from The Nasdaq Capital Market. Therefore, unless the Company requests an appeal of this determination, trading in the Company’s common stock will be suspended at the opening of business on April 2, 2008, and a Form 25-NSE will be filed with the SEC, which will result in the removal of the Company’s securities from listing and registration on NASDAQ.

The Company does not intend to appeal NASDAQ’s delisting decision and as a result, its common stock is expected to be delisted from NASDAQ. The Company believes that its common stock will be eligible for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) following its delisting from NASDAQ, however, there can be no assurance that the Company’s shares will be listed on the OTCBB.

The Company issued a press release on March 28, 2008 announcing that it had received the notice from NASDAQ. A copy of the Company’s press release is attached as an exhibit under Item 9.01(d) of this report.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated March 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURO-HITECH, INC.

Date: March 28, 2008	By:	/s/ David Barrett
David Barrett
Chief Financial Officer